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                                                                     EXHIBIT 4.9

                                 FIRST AMENDMENT
                                       OF
                       NORTHWESTERN STEEL AND WIRE COMPANY
                         401(k) SALARY DEFERRAL PLAN
           (As Amended and Restated Effective as of January 1, 1993)

         WHEREAS, Northwestern Steel and Wire Company, an Illinois corporation (the "company"), maintains the Northwestern Steel and Wire Company 401(k) Salary Deferral Plan (As Amended and Restated Effective as of January 1, 1993) (the "plan"); and

         WHEREAS, the company now considers it desirable to amend the plan;

         NOW, THEREFORE, by virtue of the power reserved to the company under subsection 12.1 of the plan, and in exercise of the authority delegated to the undersigned officers of the company by resolution of its Board of Directors, the plan hereby is amended in the following particulars:

         1. Effective as of January 1, 1993, by redesignating subsection 3.4 of the plan as subsection 3.5 thereof; and by substituting the reference "3.5" for the reference "3.4" each place the latter appears in the following: subsections 3.1, 3.2, and 3.5 (as redesignated) of the plan; subparagraph A-4(c) and paragraph A-5 of Supplement A of the plan; and paragraph B-4 of Supplement B of the plan.


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         2. Effective as of January 1, 1993, by adding the following as subsection 3.4 of the plan:

                  "3.4. Combined Limitation on Elective Contributions and Voluntary Contributions. Notwithstanding any contrary provision of the plan or of any supplement to the plan, a participant may not elect, for any plan year, to make elective contributions and voluntary contributions, on a combined basis, of more than fifteen percent of the participant's earnings (as defined in subsection 3.5)."

         3. Effective as of January 1, 1993, by substituting "8.6" for "7.6" where the latter appears in subsection 5.2 of the plan.

         4. Effective as of November 19, 1993, by adding the following new paragraph B-12 to Supplement B to the plan:

         "B-12. Former Employees of Marias Industries, Inc. With respect to Marias employees (as defined below), the terms and provisions of this paragraph B-12 shall govern notwithstanding any other provision of the plan or this Supplement B to the contrary. 'Marias employees' are salaried employees of the Texas corporation who became employees of the Texas corporation on November 19, 1993, in connection with a transaction between the Texas corporation and Marias Industries, Inc. Marias employees shall not be eligible to elect to make salary deferral contributions, profit sharing bonus deferral contributions, or voluntary contributions, nor shall Marias employees be eligible to share in employer nonelective contributions or employer matching contributions."

         5. Effective as of January 1, 1993, by adding the following Supplement C to the plan immediately after Supplement B thereof:


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                                  "SUPPLEMENT C

                 Special Rules Applicable When Plan Is Top-Heavy

         C-1. Purpose and Effect. The purpose of this Supplement C is to comply with the requirements of Section 416 of the Code. The provisions of this Supplement C shall be effective for each plan year in which the plan is a 'top-heavy plan' within the meaning of Section 416(g) of the Code.

         C-2. Top-Heavy Plan. In general, the plan will be a top-heavy plan for any plan year if, as of the last day of the preceding plan year, (the 'determination date'), the aggregate account balances of participants who are key employees (as defined in Section 416(i)(1) of the Code) exceed 60 percent of the aggregate account balances of all participants. In making the foregoing determination, the following special rules shall apply:

                  (a) A participant's account balance shall be increased by the aggregate distributions, if any, made with respect to the participant during the 5-year period ending on the determination date.

                  (b) The account balance of a participant who was previously a key employee, but who is no longer a key employee, shall be disregarded.

                  (c) The accounts of a beneficiary of a participant shall be considered accounts of the participant.

                  (d) The account balance of a participant who has not performed services for the employers at any time during the 5-year period ending on the determination date shall be disregarded.

         C-3. Key Employee. In general, a 'key employee' is an employee who, at any time during the 5-year period ending on the determination date, is:

                  (a) an officer of the employers receiving annual compensation from the employers greater than 50% of the limitation in


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                           effect under Section 415(b)(1)(A) of the Code;
                           provided, that for purposes of this subparagraph (a), no more than 50 employees of the employers (or if lesser, the greater of 3 employees or 10 percent of the employees) shall be treated as officers;

                  (b) an employee receiving annual compensation from the employers of more than the limitation in effect under
                           Section 415(c)(1)(A) of the Internal Revenue Code and owning more than a one-half percent interest in the employers; provided that, if there are more than ten such employees, only the ten owning the largest interests shall be treated as key employees;

                  (c)      a 5 percent owner of an employer; or

                  (d) a 1 percent owner of an employer receiving annual compensation from the employers of more than $150,000.

         C-4. Minimum Employer Contribution. For any plan year in which the plan is a top-heavy plan, the employer contribution credited to each participant who is not a key employee shall not be less than 3 percent of such participant's compensation (as defined in subsection 7.1) for that year. In no event, however, shall the employer contribution credited in any year to a participant who is not a key employee (expressed as a percentage of such participant's compensation) exceed the maximum employer contribution credited in that year to a key employee (expressed as a percentage of such key employee's compensation).

         C-5. Aggregation of Plans. In accordance with Section 416(g)(2) of the Code, other plans maintained by the employers may be required or permitted to be aggregated with this plan, for purposes of determining whether the plan is a top-heavy plan. Any plan maintained by the employers in which a key employee participates and any plan which enables the plan to meet the requirements of
Section 401(a)(4) or 410 of the Code will be required to be aggregated with the plan. Any other plans maintained by the employers may be permitted to be aggregated with the plan as long as the plans, if aggregated, continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.



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         C-6. No Duplication of Benefits. If the employers maintain more than one plan, the minimum employer contribution otherwise required under paragraph C-4 above may be reduced or may be increased in accordance with regulations of the Secretary of the Treasury to prevent inappropriate duplication or omission of minimum benefits or contributions.

         C-7. Adjustment of Combined Benefit Limitations. For any plan year in which the plan is a top-heavy plan, the determination of the defined contribution plan fraction and defined benefit plan fraction under subsection
7.2 of the plan shall be adjusted in accordance with the provisions of Section 416(h) of the Code.

         C-8. Use of Terms. All terms and provisions of the plan shall apply to this Supplement C, except that where the terms and provisions of the plan and this Supplement C conflict, the terms and provisions of this Supplement C shall govern."

         IN WITNESS WHEREOF, the undersigned duly authorized officers of the company have caused the foregoing amendment to be executed this 31 day of December, 1994.

                                  NORTHWESTERN STEEL AND WIRE
                                  COMPANY, an Illinois corporation

                                    By  /s/ R.N. Gurnitz
                                        ---------------------------

                                    Its President
                                        ---------------------------

ATTEST:

/s/ E.C. Maris
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Its  SRVP/CEO
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